Exhibit 10.31

PURCHASE

AGREEMENT

Dated as of [___]

by and between

FACEBANK GROUP, INC.

and

[PURCHASER]

i

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”) is entered into as of [___], 2020, by and between Facebank Group, Inc., a Florida corporation (the “Company”), and [___] (the “Purchaser”).

WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, [•] shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and the Company desires to issue to the Purchaser a warrant to purchase [•] shares of Common Stock (the “Warrant”) (the “Transaction”).

WHEREAS, the Common Stock and the Warrant are being offered and, as applicable, sold and issued to the Purchaser, on the terms and subject to the conditions set forth herein, without registration under the Securities Act (as defined below), in reliance on an exemption from the registration requirements under the Securities Act.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, mutual covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Common Stock

Section 1.1 Purchase and Sale of Common Stock. Upon the following terms and conditions, the Company shall (a) issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, [•] shares of Common Stock (the “Shares”), at a price per Share equal to $7.00, and for an aggregate purchase price of $[•] (the “Share Purchase Price”); and (b) issue to the Purchaser the Warrant to purchase [•] shares of Common Stock (the “Warrant Shares”) with an exercise price of $7.00 per share. The Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

Section 1.2 Purchase Price and Closing. The Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase the Shares. The closing of the purchase and sale of the Shares (the “Closing”) shall take place at the offices of the Company located at 1115 Broadway, 12th Floor, New York, NY 10010, as soon as practicable following the satisfaction or waiver of the conditions set forth in Article IV, or at such other time and place or on such date as the Purchaser and the Company may agree upon (such date is hereinafter referred to as the “Closing Date”). At the Closing, the entire Share Purchase Price shall be paid by the Purchaser in cash, by wire transfer of immediately available funds, to an account designated in writing by the Company against the issuance by the Company of the Shares and the Warrant.

Section 1.3 Delivery. At the Closing or as promptly thereafter as is practicable (but in no event more than five (5) Business Days after the Closing Date or two (2) Business Days after the Closing Date in the case of the Warrant), the Company shall deliver to the Purchaser (a) written confirmation (including via email) from the Company’s transfer agent that it has issued a book entry position in the Shares, and (b) a warrant in substantially the form attached hereto as Exhibit A to acquire [•] shares of Common Stock. For purposes hereof, the term “Business Day” shall mean a day other than Saturday, Sunday or a federal holiday in which the OTCQB Venture Market is closed for trading.

Section 1.4 Reservation of Warrant Shares. The Company has authorized and has reserved and covenants to continue to reserve a number of its authorized but unissued shares of Common Stock equal to the number of shares of Common Stock necessary to permit the exercise of the Warrant, so long as the Warrant is outstanding. Any shares of Common Stock issuable upon exercise of the Warrant (and such shares when issued) are herein referred to as the “Warrant Shares”. The Shares, the Warrant and the Warrant Shares are sometimes collectively, individually, or in some combination thereof, referred to herein as the “Securities”.

ARTICLE II

Representations and Warranties

Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

(a) Organization; Standing and Power. The Company and each of its Subsidiaries (i) is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Change to the Company. For purposes of this Agreement, “Subsidiary,” when used with respect to any party, shall mean any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. For purposes of this Agreement, the term “Material Adverse Change” when used in connection with an entity, means any change, event, violation, inaccuracy, circumstance or effect (any such item, an “Effect”), individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Change, that (i) is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity taken as a whole with its subsidiaries or (ii) will or is reasonably likely to materially impede the ability of such entity to timely consummate the transactions contemplated by the Transaction Documents in accordance with the terms thereof and applicable legal requirements.

(b) Issuance and Delivery of Shares. The issuance and delivery of the Shares has been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, (a) shall be free and clear of any and all liens, security interests, options, claims, encumbrances or restrictions (collectively, “Liens”), except for such restrictions on transfer or ownership as set forth in this Agreement or otherwise imposed by applicable federal or state securities laws or by the Purchaser, (b) shall have been duly authorized and validly issued, (c) shall be fully paid and nonassessable and (d) shall have been issued in compliance with all applicable federal and state securities laws. The issuance and delivery of the Shares are not subject to any preemptive or similar rights. The Warrant Shares have been duly authorized by the Company and reserved and, when issued upon exercise of the Warrant in accordance with the terms of the Warrant, (a) shall be free and clear of any and all Liens, except for such restrictions on transfer or ownership as set forth in this Agreement or otherwise imposed by applicable federal or state securities laws or by the Purchaser, (b) shall have been duly authorized and validly issued, (c) shall be fully paid and nonassessable and (d) shall have been issued in compliance with all applicable federal and state securities laws.

(c) Charter Documents. The Company is not in violation of any of the provisions of the Company Charter Documents, and each Significant Subsidiary of the Company is not in violation of its respective Subsidiary Charter Documents. For purposes of this Agreement, the term: (i) “Company Charter Documents” shall mean (A) a true and correct copy of the Certificate of Incorporation and Bylaws of the Company, each as amended to date; (ii) “Significant Subsidiary” shall have the meaning provided by Rule 1-02 of Regulation S-X of the Commission; (iii) “Subsidiary Charter Documents” shall mean the certificate of incorporation and bylaws, or like organizational documents of a Subsidiary; and (iv) “Commission” shall mean the Securities and Exchange Commission.

(d) Subsidiaries. All the outstanding shares of capital stock of, or other equity or voting interests in, each Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, a wholly-owned Subsidiary of the Company, or the Company and another wholly-owned Subsidiary of the Company, free and clear of all Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by (i) applicable securities laws; (ii) that certain Loan and Security Agreement dated March 17, 2020, by and between fuboTV Inc. and the Company; (iii) that certain Note Purchase Agreement dated March 17, 2020, by and among FB Loan Series I, LLC, fuboTV Inc., the Company, Evolution AI Corporation, and Pulse Evolution Corporation; (iv) that certain Credit Agreement dated March 11, 2020, by and between the Company and HLEE Finance S.a.r.l.; and (v) that certain Credit and Guaranty Agreement dated as of April 6, 2018, by and among fuboTV Inc., certain subsidiaries of fuboTV Inc., as guarantors, and AMC Networks Ventures LLC; except as would not reasonably be expected to have a Material Adverse Change to the Company or a Material Adverse Change to such Subsidiary. Other than the Subsidiaries of the Company, neither the Company nor any of its Subsidiaries owns any capital stock of, or other equity or voting interests of any nature in, or any interest convertible, exchangeable or exercisable for, capital stock of, or other equity or voting interests of any nature in, any other person. For purposes of this Agreement, the term “Lien” shall mean pledges, claims, liens, charges, encumbrances, options and security interests of any kind or nature whatsoever.

(e) Capital Stock. The authorized capital stock of the Company consists of: (i) 400,000,000 shares of Common Stock and (ii) 50,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). At the close of business on [___]: (i) [___] shares of Common Stock were issued and outstanding and (ii) [___] shares of Preferred Stock were issued and outstanding. No shares of Common Stock are owned or held by any Subsidiary of the Company. Each share of capital stock of the Company which may be issued as contemplated or permitted by the Transaction Documents will be, when issued, duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights, free and clear of all Liens.

(f) Authority. The Company has all requisite corporate power and authority to enter into this Agreement, the Warrant and the other agreements and documents contemplated hereby and thereby which are executed by the Company or to which the Company is a party (all of the foregoing agreements and documents, including this Agreement, are collectively referred to herein as the “Transaction Documents”). The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate or other proceeding on the part of the Company is necessary to authorize the execution and delivery of the Transaction Documents or to consummate the transactions contemplated thereby, subject only to such registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the rules and regulations of the OTCQB Venture Market (the “Necessary Consents”). The Transaction Documents have been, or will be upon the Closing, duly executed and delivered by the Company (other than the Warrant, which will be delivered within two (2) Business Days of the Closing) and, assuming due execution and delivery by the other parties hereto, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(g) Non-Contravention. The execution and delivery of the Transaction Documents by the Company does not, and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby will not: (i) conflict with or violate the Company Charter Documents or any Subsidiary Charter Documents of any Subsidiary of the Company or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any material Contract of the Company.

(h) Necessary Consents. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any other person is required to be obtained or made by the Company in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby, except for (i) certain of the Necessary Consents and (ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to the Company or materially adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby. “Governmental Entity” shall mean any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

Section 2.2 Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company:

(a) Organization and Standing of the Purchaser. If the Purchaser is an entity, the Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate or other action, and no further consent or authorization of the Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. The Transaction Documents constitute, or shall constitute when executed and delivered by the Company and the Purchaser, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of creditor’s rights and remedies or by other equitable principles of general application.

(c) Acquisition for Investment. The Purchaser is acquiring the Securities solely for its own account and not with a view to or for sale in connection with the distribution thereof. The Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity. The Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that the Purchaser is capable of evaluating the merits and risks of its investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities, and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation.

(d) Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements which are outside of the Purchaser’s control. The Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(e) No General Solicitation. The Purchaser acknowledges that the Securities were not offered to the Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Purchaser was invited by any of the foregoing means of communications.

(f) Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

ARTICLE III

Covenants

Section 3.1 Public Disclosure. The parties shall consult with each other, and to the extent practicable, agree, before issuing any press release or Form 8-K or otherwise making any public statement with respect to the transactions contemplated by the Transaction Documents other than as may be required by the Commission or the OTCQB Venture Market, as advised by counsel to the Company.

Section 3.2 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement. The Company agrees to use its commercially reasonable efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Transaction Documents, subject to the terms and conditions hereof and thereof, including all actions and things necessary to cause all conditions set forth in Article IV to be satisfied.

Section 3.3 Additional Listing Application. To the extent required by the rules of the OTCQB Venture Market, the Company will file a notification form for the listing of additional shares in connection with the transactions contemplated hereby.

ARTICLE IV

Conditions

Section 4.1 Condition Precedent to the Obligations of each Party to Close and Purchase or Sell the Shares. The respective obligations of each party to this Agreement to proceed with the Closing shall be subject to the satisfaction at or prior to the Closing Date of the following condition:

(a) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, or promulgated by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

Section 4.2 Condition Precedent to the Obligation of the Purchaser to Close and to Purchase the Shares. The obligation of the Purchaser to purchase the Shares from the Company at the Closing shall be subject to the satisfaction at or prior to the Closing Date of the following condition, which may be waived, in writing, exclusively by the Purchaser:

(a) Delivery of Transaction Documents. The other Transaction Documents to which the Company is a party (other than the Warrant, which will be delivered within two (2) Business Days of the Closing Date) shall have been duly executed and delivered by the Company to the Purchaser.

Section 4.3 Conditions Precedent to the Obligation of the Company to Close and to Sell the Shares

. The obligation of the Company to sell the Shares to the Purchaser shall be subject to the satisfaction at or prior to the Closing Date of the following condition, which may be waived, in writing, exclusively by the Company:

(a) Delivery of Transaction Documents. The other Transaction Documents to which the Purchaser is party shall have been duly executed and delivered by the Purchaser to the Company.

ARTICLE V

Legend

Section 5.1 Legend.

(a) The Purchaser agrees to the imprinting of a legend on any of the Securities substantially in the following form until such legend may be removed as provided in subsection (b) below:

“THE SHARES OF COMMON STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IF APPLICABLE, STATE SECURITIES LAWS. THESE SHARES OF COMMON STOCK MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO FACEBANK GROUP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) Securities shall not contain any legend (including the legend set forth in Section 5.1(a) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to promptly issue a legal opinion to the Company’s transfer agent if required by the Company’s transfer agent to effect the removal of the legend hereunder.

ARTICLE VI

Termination

Section 6.1 Termination. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of the Company and the Purchaser; provided, however, that the right to terminate pursuant to this Section 6.1 shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date, and such action or failure to act constitutes a breach of this Agreement.

Section 6.2 Effect of Termination. In the event of a termination by the Company or the Purchaser, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by any party. If this Agreement is terminated as provided in Section 6.1 herein, this Agreement shall become void and of no further force or effect, except for this Section 6.2 and Article VII herein, which shall survive the termination of this Agreement. Nothing in this Section 6.2 shall be deemed to release the Company or the Purchaser from any liability for any breach of this Agreement, or to impair the rights of the Company or the Purchaser to compel specific performance by the other of its obligations under this Agreement.

ARTICLE VII

Miscellaneous

Section 7.1 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of laws. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the State of New York. Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section 7.1 by the state and federal courts located in the State of New York and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of New York or any other jurisdiction.

Section 7.2 Entire Agreement; Amendment. This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any previous agreements among the parties relative to the specific subject matter hereof are superseded by this Agreement. Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, change, waiver, discharge or termination is sought.

Section 7.3 Notices. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, express delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed, to the party to be notified, at the respective addresses set forth below, or at such other address which may hereinafter be designated in writing:

(a)	If to the Purchaser, to:

[PURCHASER]
[INSERT ADDRESS LINE 1]
[INSERT ADDRESS LINE 2]
Attention: [•]
Email: [•]

(b)	If to the Company, to:

FaceBank Group, Inc.
1115 Broadway, 12th Floor
New York, NY 10010
Attention: Chief Executive Officer
Email: dgandler@fubo.tv

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050
Attention: Robert G. Day
Email: rday@wsgr.com

and with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati Professional Corporation
1301 Avenue of the Americas, 40th Floor
New York, NY 10019-6022
Attention: Megan J. Baier
Email: mbaier@wsgr.com

Section 7.4 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

Section 7.5 Titles; Subtitles. The titles of the Articles and Sections of this Agreement are for convenience of reference only and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.

Section 7.6 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

Section 7.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.8 Survival. The representations and warranties of the Company and the Purchaser contained herein shall not survive the Closing.

Section 7.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Section 7.10 Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.11 SPECIFIC PERFORMANCE. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC INTENT OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY, AND ANY PARTY SUED FOR BREACH OF THIS AGREEMENT EXPRESSLY WAIVES ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.

Section 7.12 Consents

. Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

Section 7.13 Construction of Agreement

. No provision of this Agreement shall be construed against either party as the drafter thereof.

[Remainder of page intentionally left blank. Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

FACEBANK GROUP, INC.

By:
Name:	David Gandler
Title:	Chief Executive Officer

[PURCHASER]

By:
Name:
Title:

EXHIBIT A

FORM OF WARRANT

W-[__]

THIS WARRANT AND THE WARRANT SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR AN EXEMPTION THEREFROM IS AVAILABLE.

WARRANT TO PURCHASE COMMON STOCK

OF FACEBANK GROUP, INC.

Date of Issuance: [●], 2020

In consideration for the payment by ___________________________ to Facebank Group, Inc., a Florida corporation (the “Company”), of $[●] in cash, by certified check, or by wire transfer (the “Purchase Price”), the Company agrees to the provisions set forth herein. The Company certifies that ___________________________ and its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, up to [●] fully-paid and nonassessable shares of Common Stock (the “Warrant Shares”) at a purchase price per share equal to the Warrant Price (defined below). The number of shares of Common Stock purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as provided herein. The initial Warrant Price (the “Warrant Price”) per share of Common Stock shall equal $7.00.

For the purpose of this Warrant, the term “Common Stock” shall mean (i) the Common Stock, par value $0.0001 per share, of the Company as of the Date of Issuance, or (ii) any other class or classes of stock resulting from successive changes or reclassifications of such class of stock, and the term “Business Day” shall mean any day other than a Saturday or Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

Section 1. Term of Warrant, Exercise of Warrant. (a) Subject to the terms of this Warrant, the Holder shall have the right, at its option, which may be exercised in whole or in part, at any time, and from time to time, commencing at the time immediately following the time the Purchase Price has been paid and until the earlier of (x) 5:00 p.m. Eastern Time on the eighteen-month anniversary of the Date of Issuance and (y) the closing of a Change of Control (as defined below) (the “Warrant Expiration Date”) to purchase from the Company the Warrant Shares. “Change of Control” shall mean the sale, conveyance or disposal of all or substantially all of the Company’s property or business or the Company’s merger with or into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company) or any other transaction or series of related transactions in which the stockholders of the Company immediately prior to the transaction or transactions own less than a majority of the voting power of the surviving corporation following the transaction or transactions.

(b) The purchase rights evidenced by this Warrant shall be exercised by the Holder surrendering this Warrant, with the form of subscription at the end hereof duly executed by the Holder, to the Company at its office in New York, New York (or, in the event the Company’s principal office is no longer in New York, New York, its then principal office in the United States (the “Principal Office”)), accompanied by payment, of an amount (the “Exercise Payment”) equal to the Warrant Price multiplied by the number of Warrant Shares being purchased pursuant to such exercise, payable as follows: (i) by payment to the Company in cash, by certified check, or by wire transfer of the Exercise Payment, (ii) by surrender to the Company for cancellation of securities of the Company having a Market Price (as hereinafter defined) on the date of exercise equal to the Exercise Payment; or (iii) by a combination of the methods described in clauses (i) and (ii) above. In lieu of exercising the Warrant as set forth in the foregoing sentence, the Holder may elect to perform a net exercise and receive a payment equal to the difference between (i) the Market Price on the date of exercise multiplied by the number of Warrant Shares as to which the payment is then being elected and (ii) the aggregate Warrant Price with respect to such Warrant Shares, payable by the Company to the Holder only in shares of Common Stock valued at the Market Price on the date of exercise. For purposes hereof, the term “Market Price” shall mean, with respect to any day, the average closing price of a share of Common Stock or other security for the five consecutive trading days preceding such day on the principal national securities exchange on which the shares of Common Stock or securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the reported high and low prices during such five trading day period on the OTCQB Venture Market, if the shares of Common Stock or securities are not publicly traded, the Market Price for such day shall be the fair market value thereof determined in good faith by the Board of Directors of the Company.

(c) Upon any exercise of this Warrant, the Company shall issue and cause to be delivered with all reasonable dispatch, but in any event within five Business Days, to or upon the written order of the Holder and, subject to Section 3, in such name or names as the Holder may designate (provided that such names other than the Holder may include only affiliates of the Holder), written confirmation (including via email) from the Company’s transfer agent that it has issued a book entry position for the number of full Warrant Shares issuable upon such exercise together with such other property, including cash (if necessary pursuant to Section 5.3 hereof), which may be deliverable upon such exercise. If fewer than all of the Warrant Shares represented by this Warrant are purchased, a new Warrant of the same tenor as this Warrant, evidencing the Warrant Shares not purchased will be issued and delivered by the Company at the Company’s expense, to the Holder together with the issue of the written confirmation from the Company’s transfer agent that it has issued a book entry position representing the Warrant Shares then being purchased. The Warrant certificate, when surrendered upon exercise of the Warrant, shall be canceled by the Company.

(d) The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver written confirmation from the Company’s transfer agent that it has issued a book entry position representing shares of Common Stock upon exercise of this Warrant or to credit such shares to the Holder’s DTC account (as the case may be) as required pursuant to the terms hereof.

Section 2. Warrant Register, Registration of Transfers.

Section 2.1. Warrant Register. The Company shall keep at its Principal Office, a register (the “Warrant Register”) in which the Company shall record the name and address of the Holder from time to time and all transfers and exchanges of this Warrant. The Company shall give the Holder prior written notice of any change of the address at which such register is kept.

Section 2.2. Registration of Transfers, Exchanges or Assignment of the Warrant. The Holder shall be entitled to assign its interest in this Warrant in whole or in part to any affiliate of Holder upon surrender thereof accompanied by a written instrument or instruments of transfer in the form of assignment at the end hereof duly executed by the Holder. Except as set forth in the preceding sentence, this Warrant may not be assigned by the Holder. This Warrant may also be exchanged or combined with warrants of like tenor at the option of the Holder for another Warrant or Warrants of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares upon presentation thereof to the Company at its Principal Office together with a written notice signed by the Holder specifying the denominations in which the new Warrant is or the new Warrants are to be issued.

Upon surrender for transfer or exchange of this Warrant to the Company at its Principal Office for transfer or exchange, in accordance with this Section 2, the Company shall, without charge (subject to Section 3), execute and deliver a new Warrant or Warrants of like tenor and of a like aggregate amount of Warrant Shares in the name of the assignee named in such instrument of assignment and, if the Holder’s entire interest is not being assigned, in the name of the Holder with respect to that portion not transferred, and this Warrant shall promptly be canceled.

Notwithstanding the foregoing, the Holder acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant and Warrant Shares in the absence of (i) registration or qualification of this Warrant and such Warrant Shares under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required.

Section 3. Payment of Taxes. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of any Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrant or book entry position for Warrant Shares in a name other than that of the Holder as such name is then shown on the books of the Company.

Section 4. Certain Covenants.

Section 4.1. Reservation of Warrant Shares. There have been reserved and the Company shall at all times keep reserved, out of its authorized but unissued Common Stock, free from any preemptive rights, rights of first refusal or other restrictions (other than pursuant to the Act and applicable state securities laws) a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by this Warrant.

Section 4.2. No Impairment. The Company shall not by any action including, without limitation, amending its Certificate of Incorporation, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action, as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant at the then Warrant Price therefor.

Section 4.3. Notice of Certain Corporate Action. In case the Company shall propose (a) to offer to the holders of its Common Stock rights to subscribe for or to purchase any shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (b) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision, or combination, of outstanding shares of Common Stock), or (c) to effect any capital reorganization, or (d) to effect any Change of Control, or (e) to effect the liquidation, dissolution or winding up of the Company or (f) to offer to the holders of its Common Stock the right to have their shares of Common Stock repurchased or redeemed or otherwise acquired by the Company, or (g) to take any other action which would require the adjustment of the Warrant Price and/or the number of Warrant Shares issuable upon exercise of this Warrant, then in each such case (but without limiting the provisions of Section 5), the Company shall give to the Holder, a notice of such proposed action, which shall specify the date on which a record is to be taken for purposes of such dividend, distribution or offer of rights, or the date on which such reclassification, reorganization, Change of Control, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock. Such notice shall be so given at least ten (10) Business Days prior to the record date for determining holders of the Common Stock for purposes of participating in or voting on such action, or at least ten (10) Business Days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier. Such notice shall specify, in the case of any subscription or repurchase rights, the date on which the holders of Common Stock shall be entitled thereto, or the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon any reorganization, reclassification, Change of Control or other action, as the case may be. Such notice shall also state whether the action in question or the record date is subject to the effectiveness of a registration statement under the Act or to a favorable vote of security holders, if either is required, and the adjustment in Warrant Price and/or number of Warrant Shares issuable upon exercise of this Warrant as a result of such reorganization, reclassification, Change of Control or other action, to the extent then determinable. No such notice shall be given if the Company reasonably determines that the giving of such notice would require disclosure of material information which the Company has a bona fide purpose for preserving as confidential or the disclosure of which would not be in the best interests of the Company.

Section 4.4. Purchase Entirely for Own Account. The Holder acknowledges that this Warrant is given to the Holder in reliance upon the Holder’s representation to the Company, which by its acceptance of this Warrant the Holder hereby confirms, that the Warrant and the Warrant Shares (collectively, the “Securities”) being acquired by the Holder are being acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Warrant, the Holder further represents that the Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Holder represents that it has full power and authority to enter into this Warrant. The Holder has not been formed for the specific purpose of acquiring any of the Securities.

Section 4.5. Disclosure of Information. The Holder has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company’s management and has had an opportunity to review the Company’s facilities, and has had an opportunity to read all of the Company’s filings with the Securities and Exchange Commission.

Section 4.6. Restricted Securities. The Holder understands that the Securities have not been, and will not be, registered under the Act, by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein. The Holder understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Holder’s control, and which the Company is under no obligation and may not be able to satisfy.

Section 4.7. Accredited Investor. The Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Act.

Section 5. Adjustment of Warrant Price.

Section 5.1. Subdivision or Combination of Stock. In case the Company shall at any time (i) issue a dividend payable in Common Stock or any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or (ii) subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, then (x) in the case of a dividend or subdivision, the Warrant Price in effect immediately prior to such dividend or subdivision shall be proportionately decreased and the number of shares of Common Stock purchasable upon the exercise of the Warrant immediately prior to such adjustment shall be proportionately increased, and (y) in the case of a combination, the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock purchasable upon the exercise of the Warrant immediately prior to such adjustment shall be proportionately decreased.

Section 5.2. Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another corporation, other than a Change of Control, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, exercise, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of this Warrant, that number of shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of Warrant Shares for which this Warrant could have been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets (including cash) thereafter deliverable upon the exercise of this Warrant. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed or delivered to the Holder at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets (including cash) as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

Section 5.3. Fractional Shares. The Company shall not issue fractions of shares of Common Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Section 5.3, be issuable upon exercise of this Warrant, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed on the basis of the Market Price for a share of Common Stock as of the date of exercise.

Section 5.4. Notice of Adjustment. Upon any adjustment of the Warrant Price, and from time to time upon the request of the Holder, the Company shall furnish to the Holder the Warrant Price resulting from such adjustment or otherwise in effect and the number of Warrant Shares then available for purchase under this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

Section 5.5. Certain Events. If any event occurs as to which, in the good faith judgment of the Board of Directors of the Company the other provisions of this Section 5 are not strictly applicable or if strictly applicable would not fairly protect the exercise rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company in the good faith, reasonable exercise of its business judgment shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles so as to protect such exercise rights as aforesaid.

Section 6. No Rights as a Stockholder; Notice to Holder. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company.

Section 7. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with, in the case of a Holder which is not a qualified institutional buyer within the meaning of Rule 144A under the Act, surety) in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.

Section 8. Notices. All notices and other written communications provided for hereunder shall be given in writing and delivered in person or sent by overnight delivery service (with charges prepaid), and (i) if to the Holder addressed to it at the address specified for such Holder in the Warrant Register or at such other address as the Holder shall have specified to the Company in writing in accordance with this Section 8, and (ii) if to the Company, addressed to it at 1115 Broadway, 12th Floor, New York, NY 10010 or at such other address as the Company shall have specified to the Holder in writing in accordance with this Section 8. Notice given in accordance with this Section 8 shall be effective upon the earlier of the date of delivery or the second Business Day at the place of delivery after dispatch.

Section 9. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

Section 10. Warrant Share Legend. The Warrant Shares, until such Warrant Shares have been distributed pursuant to a registration statement effective under the Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Act (or any similar rule then in force) shall bear one or all of the following legends:

“THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the Warrant Shares.

Section 11. Captions. The captions of the Sections and subsections of this Warrant have been inserted for convenience only and shall have no substantive effect.

Section 12. Amendment or Waiver. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the Company and the Holder.

IN WITNESS WHEREOF, the undersigned have executed this Warrant as of the [●] day of [●], 2020.

FACEBANK GROUP, INC.

By:
Name:	David Gandler
Title:	Chief Executive Officer

[NAME OF WARRANT HOLDER]

By:
Name:
Title:

[To be signed only upon exercise of Warrant]

TO Facebank Group, Inc.:

The undersigned, the holder of the within Warrant (the “Holder”), hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ______ shares of Common Stock of Facebank Group, Inc. and herewith [makes payment of $______ therefor in full payment of the Exercise Payment][tenders securities having a Market Price of $_____ in full payment of the Exercise Payment] or [elects to receive a payment equal to the difference between (i) the Market Price (as defined in the Warrant) multiplied by ________ (the number of Warrant Shares as to which the payment is being elected) and (ii) ___________, which is the exercise price with respect to such Warrant Shares, in full payment of the Exercise Payment, payable by the Company to the Holder only in shares of Common Stock valued at the Market Price in accordance with the terms of the Warrant], and requests that the book entry position for such shares be issued in the name of ______.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address

[To be signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________ the right represented by the within Warrant to purchase _____ shares of the Common Stock of Facebank Group, Inc. to which the within Warrant relates, and appoints _______ attorney to transfer said right on the books of Facebank Group, Inc. with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to
name of Holder as specified on the face of the Warrant)

Address

In the presence of: